Exhibit 99.1

Press Release For immediate release Jack Bateman, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Second Quarter 2022 Financial Results
Atlanta - August 4, 2022 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended June 30, 2022.(1)
•Net loss per common share of $3.52 compared to a net loss of $7.18 in Q1 2022
•Earnings available for distribution per common share(2) of $1.40 compared to $1.16 in Q1 2022
•Common stock dividend of $0.90 per common share, unchanged from Q1 2022
•Book value per common share(3) of $16.16 compared to $20.78 at Q1 2022
•Economic return(4) of (17.9%) compared to (25.5%) in Q1 2022

Update from John Anzalone, Chief Executive Officer

“During the second quarter, our book value declined as Agency mortgage valuations remained challenged by the acceleration of monetary policy tightening by the Federal Reserve as it combats the highest rate of inflation in 40 years. In particular, escalating interest rate volatility and increased expectations for asset sales by the Federal Reserve led to sharp underperformance in lower coupon Agency residential mortgage-backed securities (“Agency RMBS”). While our outlook on valuations remains cautious in the near term, we expect the environment for Agency RMBS to improve later this year given the attractiveness of spreads relative to other fixed income sectors and the decline in mortgage origination.

“Given this backdrop, we reduced leverage by 35% during the quarter, taking our debt-to-equity ratio to 3.4x from 5.2x and our economic debt-to-equity ratio(2) to 3.9x from 6.5x. At quarter-end, substantially all of our $4.4 billion investment portfolio, including to-be-announced securities forward contracts (“TBAs”), was invested in Agency RMBS, and we maintained a sizeable balance of unrestricted cash and unencumbered investments totaling $677.1 million.

“Despite the reduction in leverage, earnings available for distribution (“EAD”) for the second quarter increased to $1.40 per common share as we expanded our net interest rate margin by rotating our portfolio into higher coupon Agency RMBS that offer a more attractive yield profile. In addition, favorable funding in both repurchase and dollar roll markets continues to support EAD.

“Following the end of the quarter, we have continued to improve our capital structure through repurchases of Series B and Series C Preferred Stock. Since the inception of the repurchase program in May 2022, we have repurchased 5.3 million shares of our Series B and Series C Preferred Stock, representing approximately 30% of our preferred stock outstanding prior to the start of the repurchase program. Further, we continue to evaluate additional investment opportunities to complement our Agency RMBS strategy by expanding our target assets and portfolio diversification.”

(1) For all periods presented in this press release, common share and per common share amounts have been adjusted on a retroactive basis to reflect the Company's one-for-ten reverse stock split, which was effected following the close of business on June 3, 2022.
(2) Earnings available for distribution (and by calculation, earnings available for distribution per common share) and economic debt-to-equity ratio are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measure.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($153.9 million and $272.0 million, respectively, as of June 30, 2022 and $155.0 million and $287.5 million, respectively, as of March 31, 2022), divided by total common shares outstanding.
(4) Economic return for the quarter ended June 30, 2022 is defined as the change in book value per common share from March 31, 2022 to June 30, 2022 of ($4.62); plus dividends declared of $0.90 per common share; divided by the March 31, 2022 book value per common share of $20.78. Economic return for the quarter ended March 31, 2022 is defined as the change in book value per common share from December 31, 2021 to March 31, 2022 of ($8.31); plus dividends declared of $0.90 per common share; divided by the December 31, 2021 book value per common share of $29.09.

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Key performance indicators for the quarters ended June 30, 2022 and March 31, 2022 are summarized in the table below.

($ in millions, except share amounts)	Q2 ‘22		Q1 ‘22		Variance
Average Balances	(unaudited)		(unaudited)
Average earning assets (at amortized cost)	$4,663.3		$7,005.2		($2,341.9)
Average borrowings	$4,059.4		$6,219.7		($2,160.3)
Average stockholders' equity (1)	$947.9		$1,137.3		($189.4)

U.S. GAAP Financial Measures
Total interest income	$44.6		$42.2		$2.4
Total interest expense	$3.5		($2.1)		$5.6
Net interest income	$41.1		$44.3		($3.2)
Total expenses	$7.1		$7.3		($0.2)
Net income (loss) attributable to common stockholders	($116.1)		($236.8)		$120.7

Average earning asset yields	3.82%		2.41%		1.41%
Average cost of funds	0.34%		(0.14%)		0.48%
Average net interest rate margin	3.48%		2.55%		0.93%

Period-end weighted average asset yields (2)	4.24%		2.60%		1.64%
Period-end weighted average cost of funds	1.38%		0.37%		1.01%
Period-end weighted average net interest rate margin	2.86%		2.23%		0.63%

Book value per common share (3)	$16.16		$20.78		($4.62)
Earnings (loss) per common share (basic)	($3.52)		($7.18)		$3.66
Earnings (loss) per common share (diluted)	($3.52)		($7.18)		$3.66
Debt-to-equity ratio	3.4	x	5.2	x	(1.8	x)

Non-GAAP Financial Measures (4)
Earnings available for distribution	$46.1		$38.1		$8.0
Effective interest expense	($5.3)		$1.8		($7.1)
Effective net interest income	$49.9		$40.4		$9.5

Effective cost of funds	(0.53%)		0.11%		(0.64%)
Effective interest rate margin	4.35%		2.30%		2.05%

Earnings available for distribution per common share	$1.40		$1.16		$0.24
Economic debt-to-equity ratio	3.9	x	6.5	x	(2.6x)
(1) Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
(2) Period-end weighted average asset yields are based on amortized cost as of period-end and incorporate future prepayment and loss assumptions.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock, ($153.9 million and $272.0 million, respectively, as of June 30, 2022 and $155.0 million and $287.5 million, respectively, as of March 31, 2022), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

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Financial Summary
Net loss attributable to common stockholders for the second quarter of 2022 was $116.1 million compared to $236.8 million for the first quarter of 2022. The change was primarily driven by a $324.9 million net loss on investments in the second quarter of 2022 compared to a $504.4 million net loss on investments in the first quarter of 2022 and a $181.7 million net gain on derivatives in the second quarter of 2022 compared to a $238.9 million net gain on derivatives in the first quarter of 2022. The Company earned $41.1 million of net interest income in the second quarter of 2022 compared to $44.3 million of net interest income in the first quarter of 2022.
Earnings available for distribution increased to $46.1 million for the second quarter of 2022 compared to $38.1 million for the first quarter of 2022 primarily due to a $9.5 million increase in effective net interest income, partially offset by a $1.5 million decrease in TBA dollar roll income.
Book value per common share for the second quarter of 2022 decreased 22% to $16.16 as escalating inflationary pressures led to increased expectations for tighter monetary policy and elevated market volatility. Agency RMBS valuations were sharply lower for the second consecutive quarter, resulting in the sector’s worst first half performance in over 30 years. Book value is estimated to be between $17.01 and $17.71 per common share as of July 31, 2022.
The Company reduced the size of its investment portfolio, including TBAs, by 45% as of June 30, 2022 compared to March 31, 2022 given its expectations that the Federal Reserve's acceleration of monetary policy tightening could result in an increase in market volatility and lower valuations on the Company's holdings. Total average earning assets were $4.7 billion in the second quarter of 2022, down from $7.0 billion in the first quarter of 2022. Total average borrowings were $4.1 billion in the second quarter of 2022, down from $6.2 billion in the first quarter of 2022.
Average net interest rate margin increased 93 basis points to 3.48% in the second quarter of 2022 compared to the first quarter of 2022 primarily due to higher average earning asset yields. Average earning asset yields increased 141 basis points to 3.82% in the second quarter of 2022 compared to the first quarter of 2022 primarily due to the Company's rotation into higher yielding Agency RMBS. The Company's Agency RMBS portfolio consisted primarily of 3.0% to 5.0% coupon 30 year fixed-rate securities as of June 30, 2022. Average cost of funds increased 48 basis points to 0.34% in the second quarter of 2022 compared to the first quarter of 2022 as the Federal Reserve raised the Federal Funds target rate.
The Company's debt-to-equity ratio was 3.4x as of June 30, 2022 compared to 5.2x as of March 31, 2022, and its economic debt-to-equity ratio was 3.9x as of June 30, 2022 compared to 6.5x as of March 31, 2022. The Company decreased leverage in anticipation of market volatility and lower valuations on the Company's holdings.
Total expenses for the second quarter of 2022 were approximately $7.1 million compared to $7.3 million in the first quarter of 2022. The ratio of annualized total expenses to average stockholders' equity(1) increased to 3.01% in the second quarter of 2022 from 2.57% in the first quarter of 2022 primarily due to the Company's lower average stockholders' equity base.
As previously announced on June 27, 2022, the Company declared a common stock dividend of $0.90 per share paid on July 27, 2022 to its stockholders of record as of July 11, 2022. The Company declared the following dividends on August 2, 2022: a Series B Preferred Stock dividend of $0.4844 per share payable on September 27, 2022 to its stockholders of record as of September 5, 2022 and a Series C Preferred Stock dividend of $0.46875 per share payable on September 27, 2022 to its stockholders of record as of September 5, 2022.

(1) The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, August 5, 2022, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on August 19, 2022 by calling:

888-566-0495 (North America) or 1-203-369-3054 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the economic and operational impact of the COVID-19 pandemic, the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Jack Bateman, 404-439-3323

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands, except share amounts	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest income
Mortgage-backed and other securities	43,994	41,637	42,634	85,631	82,068
Commercial loan	561	537	520	1,098	1,096
Total interest income	44,555	42,174	43,154	86,729	83,164
Interest expense
Repurchase agreements (1)	3,455	(2,104)	(3,177)	1,351	(4,837)
Total interest expense	3,455	(2,104)	(3,177)	1,351	(4,837)
Net interest income	41,100	44,278	46,331	85,378	88,001

Other income (loss)
Gain (loss) on investments, net	(324,876)	(504,388)	72,620	(829,264)	(259,237)
(Increase) decrease in provision for credit losses	—	—	830	—	1,768
Equity in earnings (losses) of unconsolidated ventures	(352)	71	331	(281)	237
Gain (loss) on derivative instruments, net	181,742	238,860	(186,284)	420,602	100,677
Other investment income (loss), net	(11)	55	16	44	—
Total other income (loss)	(143,497)	(265,402)	(112,487)	(408,899)	(156,555)
Expenses
Management fee – related party	4,619	5,274	5,455	9,893	10,339
General and administrative	2,519	2,024	2,147	4,543	4,140
Total expenses	7,138	7,298	7,602	14,436	14,479
Net income (loss)	(109,535)	(228,422)	(73,758)	(337,957)	(83,033)
Dividends to preferred stockholders	(8,100)	(8,394)	(9,900)	(16,494)	(21,007)
Gain on repurchase and retirement of preferred stock	1,491	—	—	1,491	—
Issuance and redemption costs of redeemed preferred stock	—	—	(4,682)	—	(4,682)
Net income (loss) attributable to common stockholders	(116,144)	(236,816)	(88,340)	(352,960)	(108,722)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	(3.52)	(7.18)	(3.40)	(10.70)	(4.49)
Diluted	(3.52)	(7.18)	(3.40)	(10.70)	(4.49)
(1)Negative interest expense on repurchase agreements is due to amortization of net deferred gains on de-designated interest rate swaps that exceeds current period interest expense on repurchase agreements. For further information on amortization of amounts classified in accumulated other comprehensive income before the Company discontinued hedge accounting, see Note 8 and Note 12 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income (loss)	(109,535)	(228,422)	(73,758)	(337,957)	(83,033)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities, net	(1,825)	(2,421)	1,155	(4,246)	2,136
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(4,802)	(5,196)	(5,429)	(9,998)	(10,797)
Currency translation adjustments on investment in unconsolidated venture	(93)	(200)	(632)	(293)	(23)
Total other comprehensive income (loss)	(6,720)	(7,817)	(4,906)	(14,537)	(8,684)
Comprehensive income (loss)	(116,255)	(236,239)	(78,664)	(352,494)	(91,717)
Dividends to preferred stockholders	(8,100)	(8,394)	(9,900)	(16,494)	(21,007)
Gain on repurchase and retirement of preferred stock	1,491	—	—	1,491	—
Issuance and redemption costs of redeemed preferred stock	—	—	(4,682)	—	(4,682)
Comprehensive income (loss) attributable to common stockholders	(122,864)	(244,633)	(93,246)	(367,497)	(117,406)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	June 30, 2022	December 31, 2021
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $3,467,386 and $7,326,175, respectively)	3,915,165	7,804,259
Cash and cash equivalents	202,182	357,134
Restricted cash	128,604	219,918
Due from counterparties	10,231	7,985
Investment related receivable	15,996	16,766
Derivative assets, at fair value	4,289	270
Other assets	27,964	37,509
Total assets	4,304,431	8,443,841
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	3,262,530	6,987,834
Derivative liabilities, at fair value	37,284	14,356
Dividends payable	29,722	29,689
Accrued interest payable	1,807	1,171
Collateral held payable	5,728	280
Accounts payable and accrued expenses	1,919	1,887
Due to affiliate	5,978	6,489
Total liabilities	3,344,968	7,041,706
Commitments and contingencies (See Note 14) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,156,180 and 6,200,000 shares issued and outstanding, respectively ($153,905 and $155,000 aggregate liquidation preference, respectively)	148,801	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 10,879,859 and 11,500,000 shares issued and outstanding, respectively ($271,996 and $287,500 aggregate liquidation preference, respectively)	263,111	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 33,024,318 and 32,987,478 shares issued and outstanding, respectively	330	330
Additional paid in capital	3,819,670	3,819,375
Accumulated other comprehensive income	22,749	37,286
Retained earnings (distributions in excess of earnings)	(3,295,198)	(2,882,824)
Total stockholders’ equity	959,463	1,402,135
Total liabilities and stockholders' equity	4,304,431	8,443,841
(1)See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

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Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; gain on repurchase and retirement of preferred stock; (gain) loss on foreign currency transactions, net and amortization of net deferred (gain) loss on de-designated interest rate swaps.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate. The Company added the gain on repurchase and retirement of preferred stock as a reconciling item to its earnings available for distribution calculation in the second quarter of 2022 because the gain does not represent earnings on its investment portfolio.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distributes at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its

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ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.
Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands, except per share data	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income (loss) attributable to common stockholders	(116,144)	(236,816)	(88,340)	(352,960)	(108,722)
Adjustments:
(Gain) loss on investments, net	324,876	504,388	(72,620)	829,264	259,237
Realized (gain) loss on derivative instruments, net (1)	(141,232)	(283,429)	155,947	(424,661)	(126,303)
Unrealized (gain) loss on derivative instruments, net (1)	(26,944)	45,853	25,765	18,909	16,505
TBA dollar roll income (2)	11,855	13,401	9,680	25,256	20,225
Gain on repurchase and retirement of preferred stock	(1,491)	—	—	(1,491)	—
(Gain) loss on foreign currency transactions, net (3)	11	(55)	(16)	(44)	—
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(4,802)	(5,196)	(5,429)	(9,998)	(10,797)
Subtotal	162,273	274,962	113,327	437,235	158,867
Earnings available for distribution	46,129	38,146	24,987	84,275	50,145
Basic income (loss) per common share	(3.52)	(7.18)	(3.40)	(10.70)	(4.49)
Earnings available for distribution per common share (5)	1.40	1.16	0.96	2.55	2.07

(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Realized gain (loss) on derivative instruments, net	141,232	283,429	(155,947)	424,661	126,303
Unrealized gain (loss) on derivative instruments, net	26,944	(45,853)	(25,765)	(18,909)	(16,505)
Contractual net interest income (expense) on interest rate swaps	13,566	1,284	(4,572)	14,850	(9,121)
Gain (loss) on derivative instruments, net	181,742	238,860	(186,284)	420,602	100,677

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency securities, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of operations.

(3)     Gain (loss) on foreign currency transactions, net is included in other investment income (loss), net on the condensed consolidated statements of operations.

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(4)    U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest expense on repurchase agreement borrowings	8,257	3,092	2,252	11,349	5,960
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(4,802)	(5,196)	(5,429)	(9,998)	(10,797)
Repurchase agreements interest expense	3,455	(2,104)	(3,177)	1,351	(4,837)

(5)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below presents the components of earnings available for distribution:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Effective net interest income (1)	49,864	40,366	36,330	90,230	68,083
TBA dollar roll income	11,855	13,401	9,680	25,256	20,225
Equity in earnings (losses) of unconsolidated ventures	(352)	71	331	(281)	237
(Increase) decrease in provision for credit losses	—	—	830	—	1,768
Total expenses	(7,138)	(7,298)	(7,602)	(14,436)	(14,479)
Subtotal	54,229	46,540	39,569	100,769	75,834
Dividends to preferred stockholders	(8,100)	(8,394)	(9,900)	(16,494)	(21,007)
Issuance and redemption costs of redeemed preferred stock	—	—	(4,682)	—	(4,682)
Earnings available for distribution	46,129	38,146	24,987	84,275	50,145
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

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Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following table reconciles total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	June 30, 2022		March 31, 2022		June 30, 2021
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	3,455	0.34%	(2,104)	(0.14%)	(3,177)	(0.16%)
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	4,802	0.47%	5,196	0.33%	5,429	0.27%
Add (less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(13,566)	(1.34%)	(1,284)	(0.08%)	4,572	0.23%
Effective interest expense	(5,309)	(0.53)%	1,808	0.11%	6,824	0.34%

	Six Months Ended June 30,
	2022		2021
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	1,351	0.05%	(4,837)	(0.12%)
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	9,998	0.39%	10,797	0.27%
Add (less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(14,850)	(0.58%)	9,121	0.22%
Effective interest expense	(3,501)	(0.14)%	15,081	0.37%

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The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	June 30, 2022		March 31, 2022		June 30, 2021
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	41,100	3.48%	44,278	2.55%	46,331	2.12%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(4,802)	(0.47%)	(5,196)	(0.33%)	(5,429)	(0.27%)
Add (less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	13,566	1.34%	1,284	0.08%	(4,572)	(0.23%)
Effective net interest income	49,864	4.35%	40,366	2.30%	36,330	1.62%

	Six Months Ended June 30,
	2022		2021
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	85,378	2.93%	88,001	1.95%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(9,998)	(0.39%)	(10,797)	(0.27%)
Add (less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	14,850	0.58%	(9,121)	(0.22%)
Effective net interest income	90,230	3.12%	68,083	1.46%

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Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of June 30, 2022 and March 31, 2022. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
June 30, 2022

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	3,863,260	51,905	3,915,165
Cash and cash equivalents (2)	202,182	—	202,182
Restricted cash (3)	128,604	—	128,604
Derivative assets, at fair value (3)	4,236	53	4,289
Other assets	25,462	28,729	54,191
Total assets	4,223,744	80,687	4,304,431

Repurchase agreements	3,262,530	—	3,262,530
Derivative liabilities, at fair value (3)	37,284	—	37,284
Other liabilities	42,101	3,053	45,154
Total liabilities	3,341,915	3,053	3,344,968

Total stockholders' equity (allocated)	881,829	77,634	959,463
Debt-to-equity ratio (4)	3.7	—	3.4
Economic debt-to-equity ratio (5)	4.2	—	3.9
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($466.6 million as of June 30, 2022) to total stockholders' equity.

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March 31, 2022

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	5,922,797	69,697	5,992,494
U.S. Treasury securities	482,445	—	482,445
Cash and cash equivalents (2)	251,724	—	251,724
Restricted cash (3)	245,809	—	245,809
Derivative assets, at fair value (3)	17,437	237	17,674
Other assets	63,693	28,779	92,472
Total assets	6,983,905	98,713	7,082,618

Repurchase agreements	5,837,420	—	5,837,420
Derivative liabilities, at fair value (3)	77,606	7	77,613
Other liabilities	26,421	13,217	39,638
Total liabilities	5,941,447	13,224	5,954,671

Total stockholders' equity (allocated)	1,042,458	85,489	1,127,947
Debt-to-equity ratio (4)	5.6	—	5.2
Economic debt-to-equity ratio (5)	7.1	—	6.5
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.5 billion as of March 31, 2022) to total stockholders' equity.

Average Balances
The table below presents information related to the Company's average earning assets, average earning assets yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Average earning assets (1)	4,663,313	7,005,218	8,829,072	5,827,797	9,078,218
Average earning asset yields (2)	3.82%	2.41%	1.96%	2.98%	1.83%

Average borrowings (3)	4,059,423	6,219,694	7,945,877	5,133,591	8,145,507
Average cost of funds (4)	0.34%	(0.14%)	(0.16%)	0.05%	(0.12%)
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense, including amortization of net deferred gain (loss) on de-designated interest rate swaps, by average borrowings.

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